Exhibit 99.1

March 12, 2014

PRESS RELEASE

COMMUNITY BANCORP. ANNOUNCES QUARTERLY DIVIDEND

Derby, VT	For Immediate Release

For more information, contact Stephen P. Marsh, President and CEO at 802-334-7915

Trading Symbol:  CMTV
(traded on the OTCBB)

Community Bancorp., the parent company of Community National Bank, has declared a dividend of $0.16 per share payable May 1, 2014 to shareholders of record as of April 15, 2014.

In commenting on the Company’s earnings, President and CEO Stephen Marsh said:  “The strong earnings of the Company combined with overall solid asset quality have contributed to capital levels that support this increase in the dividend.  Management is committed to providing a fair return to the shareholders while maintaining the safety and soundness of the Company and its subsidiary, Community National Bank.”

Community National Bank is an independent bank that has been serving its communities since 1851, with offices in Derby, Derby Line, Island Pond, Barton, Newport, Troy, St. Johnsbury, Montpelier, Barre, Lyndonville, Morrisville and Enosburg.